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                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549

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                                   FORM 8-K

                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported): November 24, 1997

                             HARBINGER CORPORATION
            (Exact name of registrant as specified in its charter)


         GEORGIA                           0-26298                        58-1817306
(State or other jurisdiction        (Commission File Number)     (IRS Employer Identification
 of incorporation)                                                Number)

1055 LENOX PARK BOULEVARD
ATLANTA, GEORGIA                                                     30319
(Address of principal executive offices)                             (Zip Code)

Registrant's telephone number, including area code:   (404) 467-3000


                                NOT APPLICABLE
         (Former Name or Former Address, if Changed Since Last Report)


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Item 5.  Other Events

         Harbinger Corporation, a Georgia corporation ("Harbinger") and Premenos Technology Corp., a Delaware corporation ("Premenos"), entered into a merger agreement, dated October 23, 1997 (the "Merger Agreement"), pursuant to which Olympic Subsidiary Corporation, a Delaware corporation and a wholly-owned subsidiary of Harbinger, will merge with and into Premenos (the "Merger"). Premenos has agreed under the Merger Agreement to cause holders of options to acquire Premenos common stock (the "Old Options") representing at least 95% of the shares of Premenos common stock issuable pursuant to Old Options to execute and deliver to Harbinger prior to the closing of the Merger an option notice, assumption and substitution agreement. Attached hereto as Exhibits 99.1, 99.2 and 99.3 are the Option Notice, Assumption and Substitution Agreement, the Cover Memorandum to Premenos Option Holders and the Question and Answer Document that have been delivered to each current holder of Old Options to effectuate the assumption and substitution contemplated by the Merger Agreement.

Item 7.  Financial Statements and exhibits.

         (c) Exhibits:

Exhibit No.

99.1          Option Notice, Assumption and Substitution Agreement

99.2          Cover Memorandum to Premenos Option Holders

99.3          Question and Answer Document








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                                  Signatures

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date:   December 8, 1997



                                    HARBINGER CORPORATION



                                    By:/s/Joel G. Katz
                                       -------------------------------------
                                       Joel G. Katz
                                       Chief Financial Officer and Secretary








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                                 EXHIBIT INDEX


99.1        Option Notice, Assumption and Substitution Agreement

99.2        Cover Memorandum to Premenos Option Holders

99.3        Question and Answer Document











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